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As filed with the Securities and Exchange Commission on August 15, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVENT SOFTWARE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-2901952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

301 Brannan Street
San Francisco, CA 94107
(415) 543-7696
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

IRV H. LICHTENWALD
Chief Financial Officer
ADVENT SOFTWARE, INC.
301 Brannan Street
San Francisco, California 94107
(415) 543-7696
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. Bertelsen, Esq.	David K. Michaels, Esq.
Don S. Williams, Esq.	Scott J. Leichtner, Esq.
Melissa V. Hollatz, Esq.	Cynthia E. Garabedian, Esq.
Valerie Ho, Esq.	Stephanie M. Janiak, Esq.
Wilson Sonsini Goodrich & Rosati	Fenwick & West LLP
Professional Corporation	Two Palo Alto Square
650 Page Mill Road	Palo Alto, California 94306
Palo Alto, California 94304	(650) 494-0600
(650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-66120

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

   This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock $0.01 par value	287,500	$57.11	$16,419,125	$4,105

(1)
Includes 37,500 shares which the underwriters have the option to purchase to cover over-allotments, if any.

(2)
2,875,000 shares were registered under Securities Act Registration Statement No. 333-66120, in connection with which a filing fee of $42,220 was previously paid with such earlier registration statement.

(3)
The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the proposed offering price for the shares of the Company's Common Stock offered hereby.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates in its entirety by reference the contents of the Registrant's Registration Statement on Form S-3 (No. 333-66120).

CERTIFICATION

    Advent hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $4,105 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on August 15, 2001); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank by no later than August 15, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 15th day of August 2001.

ADVENT SOFTWARE, INC.
By:	/s/ PETER M. CASWELL Peter M. Caswell President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PETER M. CASWELL Peter M. Caswell	President and Chief Executive Officer (Principal Executive Officer)	August 15, 2001
/s/ IRV H. LICHTENWALD Irv H. Lichtenwald	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	August 15, 2001
* PATRICIA VOLL Patricia Voll	Vice President, Finance (Principal Accounting Officer)	August 15, 2001
* STEPHANIE G. DIMARCO Stephanie G. DiMarco	Chairman of the Board and Director	August 15, 2001
* FRANK H. ROBINSON Frank H. Robinson	Director	August 15, 2001
* WENDELL G. VAN AUKEN Wendell G. Van Auken	Director	August 15, 2001
* WILLIAM F. ZUENDT William F. Zuendt	Director	August 15, 2001
* MONTE ZWEBEN Monte Zweben	Director	August 15, 2001
*By:	/s/ IRV H. LICHTENWALD
Irv H. Lichtenwald Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number
*1.1	Form of Underwriting Agreement.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Counsel (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
*24.1	Power of Attorney.

*
Previously filed with the original Registration Statement on Form S-3, registration number 333-66120 filed by the Registrant on July 27, 2001.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
CERTIFICATION
SIGNATURES
INDEX TO EXHIBITS